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                                                                    Exhibit 10.2

                               FIRST AMENDMENT TO
                       LETTER OF CREDIT FACILITY AGREEMENT

      This FIRST AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT (this "Amendment") made and entered into as of April 13, 2004, by and among INTERMET CORPORATION, a Georgia corporation ("Intermet"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotia Capital"), acting through its Atlanta Agency, and any assignees of Scotia Capital which become "Lenders" as provided in the Amended L/C Agreement (as defined below) (Scotia Capital, and such assignees referred to collectively herein as the "Lenders"), and Scotia Capital, in its capacity as administrative agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX of the Amended L/C Agreement (the "Administrative Agent") and as the Issuer.

                              W I T N E S S E T H:

      WHEREAS, Intermet, the Lenders and the Administrative Agent are parties to that certain Letter of Credit Facility Agreement, dated as of January 8, 2004 (the "Existing L/C Agreement," capitalized terms used herein but not otherwise defined herein having the same respective meanings as in the Existing L/C Agreement); and

      WHEREAS, the parties to the Existing L/C Agreement wish to amend the Existing L/C Agreement (the Existing L/C Agreement as amended by this Amendment being the "Amended L/C Agreement");

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Intermet, the Lenders and the Administrative Agent agree, upon the terms and subject to the conditions set forth herein, as follows:

      SECTION 1. AMENDMENTS. Effective on the First Amendment Date (as defined below), the Existing L/C Agreement shall be amended as follows:

      (a) Incorporated Covenants. The amendments set forth in the First Amendment to the Credit Agreement of even date herewith shall be effective with respect to the Incorporated Covenants as incorporated into the Existing L/C Agreement.

      SECTION 2. EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on the date (the "First Amendment Date") when the Administrative Agent shall have received each of the following, all in form and substance satisfactory to the Administrative Agent:

      (a) This Amendment. Counterparts hereof executed by Intermet, the Administrative Agent and the Lenders.

      (b) Amendment to Credit Agreement. Evidence that the amendments set forth in the First Amendment to the Credit Agreement of even date herewith shall have become effective.

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      (c) Fees of Counsel. Evidence that Intermet shall have paid all outstanding fees and expenses of counsel to the Administrative Agent, to the extent invoiced.

      (d) Other Instruments or Documents. Such other instruments or documents as the Administrative Agent or any Lender may reasonably request in connection with this Amendment.

      SECTION 3. MISCELLANEOUS.

      (a) To induce the Administrative Agent and the Required Lenders to enter into this Amendment, Intermet represents and warrants to the Administrative Agent and the Lenders that: (i) the representations and warranties contained in the Credit Documents, as amended by this Amendment, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof; (ii) after giving effect to this Amendment, no Default or Event of Default exists; (iii) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by Intermet, and the Amended L/C Agreement and each of the other Credit Documents are the legal, valid and binding obligations of the Credit Parties party thereto, enforceable against such Credit Parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (iv) no consent, approval, authorization, order, registration or qualification with any governmental authority, regulatory body or securities exchange is required for, and in the absence of which would adversely affect, the legal and valid execution and delivery or performance by Intermet of this Amendment or the performance by Intermet of the Amended L/C Agreement or by any Credit Party of any other Credit Document to which it is a party.

      (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

      (c) Except as specifically provided above, the Existing L/C Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Existing L/C Agreement or any of the other Credit Documents, nor constitute a waiver or modification of any provision of any of the other Credit Documents.

      (d) On and after the First Amendment Date, each reference in the Existing L/C Agreement and related documents to "Letter of Credit Facility Agreement," "this Agreement" or words of like import, shall, unless the context otherwise requires, be deemed to refer to the Amended L/C Agreement.

      (e) Intermet agrees to pay on demand all reasonable costs and expenses incurred at any time by the Administrative Agent (including the reasonable attorney fees and expenses for the Administrative Agent) in connection with the preparation, negotiation, execution and

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administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

      (f) This Amendment shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and permitted assigns as provided in the Amended L/C Agreement.

      (g) In case any provision in or obligation under this Amendment or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      (h) THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK).

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